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                                                                    Exhibit B-35

                                     BYLAWS
                                       OF
                          IWC MORGAN WATER CORPORATION

                                    ARTICLE I

                            Meetings of Shareholders

     Section 1. Annual Meeting. The annual meetings of the shareholders of the Corporation for the election of directors and for transaction of such other business as properly may come before the meeting shall be held each year within four (4) months after the close of the fiscal year of the Corporation as designated by the Board of Directors. The failure to hold an annual meeting does not affect the validity of any corporate action.

     Section 2. Special Meetings. Special meetings of the shareholders may be called at any time by the President, by the Board of Directors, or by shareholders holding in the aggregate not less than one-fourth (1/4) of all the shares outstanding and entitled to vote on the business proposed to be transacted at such meetings, or by such other persons as may be entitled to call such meetings pursuant to the Articles of Incorporation or by law.

     Section 3. Place of Meetings. All meetings of the shareholders shall be held at the principal office of the Corporation in the City of Indianapolis, Indiana, or at such other place either within or outside the State of Indiana as the Board of Directors shall from time to time designate.

     Section 4. Meetings By Simultaneous Communication. Any or all of the shareholders may participate in any annual or special shareholders' meeting by, or through the use of, any means of communication by which all shareholders participating simultaneously may hear each other during the meeting. A shareholder participating in a meeting by this means is deemed to be present at the meeting.

     Section 5. Notice of Meetings. A written or printed notice stating the place, day, and hour of the meeting, and, in the case of a special meeting or when required by the Articles of Incorporation or by law, the purpose or purposes for which the meeting is called, shall be caused to be mailed or delivered by the Secretary, or the officer or persons calling the meeting, to each shareholder of record entitled to vote at least ten (10) days (but not more than sixty (60) days) prior to the meeting. Such notice shall be mailed or delivered to each shareholder at his, her, or its mailing address as the same appears on the records of the Corporation at the time of such mailing. Notice of any shareholders' meeting may be waived in writing by any shareholder if the waiver sets forth in reasonable detail the purpose or purposes for which the meeting is called and the time and place thereof. Notice of any meeting is waived by attendance without dissent. Notice of any adjourned meeting of the shareholders of the Corporation shall not be required to be given unless otherwise required by law.

     Section 6. Quorum. At any meeting the presence in person or by proxy of holders of the majority of the outstanding shares entitled to vote upon the business proposed to be transacted at such meeting shall constitute a quorum. In the absence of a quorum at any meeting of the shareholders, any officer entitled to preside at or to act as Secretary of such meeting may adjourn such meeting to a subsequent date.

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     Section 7. Voting and Proxies. Except as otherwise required by law or the
Articles of Incorporation, at each meeting of the shareholders, each holder of shares entitled to vote shall have the right to one vote for each share standing in his name on the books of the Corporation. Shareholders entitled to vote shall be entitled to vote in person or by proxy executed in writing (which shall include telegram, cable, or radiogram) by the shareholder, or a duly authorized attorney-in-fact.

     Section 8. Record Date for Transfer of Shares. Notices. and Voting. The Board of Directors may prescribe a period not exceeding thirty (30) days prior to meetings of the shareholders during which no transfer of shares on the books of the Corporation may be made, or, in lieu of prohibiting the transfer of shares, may fix a day and hour not more than thirty (30) days prior to the holding of any meeting of shareholders as the time at which shareholders entitled to notice of, and to vote at, such meeting shall be determined, and all persons who are holders of record of voting shares at such time, and no others, shall be entitled to notice of, and to vote at, such meeting.

     Section 9. Record Date for Dividends. The Board of Directors may fix a day and hour, not exceeding thirty (30) days preceding the date fixed for payment of any dividend, for the delivery of evidences of rights, or for the distribution of certificates for shares upon a change of outstanding shares into a greater number of shares, as a record time for the determination of the shareholders entitled to receive any such dividend, rights or distribution, and in such case only shareholders of record at the time so fixed shall be entitled to receive such dividend, rights or distribution. The Board of Directors, at its option, may also prescribe a period, not exceeding thirty (30) days, during which no transfer of shares on the books of the Corporation may be made.

     Section l0. Taking Action by Consent. Any action which may be taken at a meeting of the shareholders may be taken without a meeting, if a consent in writing setting forth the action so taken shall be signed by all of the shareholders entitled to vote with respect to the subject matter thereof, and such written consent is filed with the minutes of the proceedings of the shareholders.

                                   ARTICLE II

                               Board of Directors

     Section 1. General Powers. The property, affairs, and business of the Corporation shall be managed by the Board of Directors.

     Section 2. Number, Term of Office. and Qualifications. The number of Directors which shall constitute the full Board of Directors shall be seven. Except as may be required by law or the Articles of Incorporation of the Corporation, the Directors shall be elected annually by the shareholders entitled to vote at the annual meetings of the Shareholders, and each Director (whether elected at an annual meeting, elected to fill a vacancy, or otherwise elected) shall hold office until his or her successor shall have been elected and qualified, until his or her death, or until he or she shall resign or be removed in the manner hereinafter provided. No Director need be a shareholder of the Corporation.

     Section 3. Election of Directors. At each meeting of the shareholders for the election of Directors, the Directors shall be chosen by a majority of the votes cast at such election. The election of Directors can be by written ballot or by voice vote at the discretion of the person presiding at such meeting. No person shall be elected as a member of the Board of Directors of

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the corporation who is not at the time of such election a citizen of the United
States of America.

     Section 4. Annual Meeting. A meeting of the Board of Directors shall be held immediately following the annual meeting of shareholders for purposes of electing officers and transacting such other business as properly may come before the Board. Such meeting shall be held at the same place as the annual meeting of the shareholders. No notice of such meeting need be given.

     Section 5. Meetings and Notices. The Board of Directors by resolution may provide for the holding of regular meetings and may fix the times and places (within or outside the State of Indiana) at which such meetings shall be held. Notice of regular meetings shall not be required to be given; provided, however, that whenever the time or place of regular meetings shall be fixed or changed, notice of such action shall be mailed promptly to each Director who shall not have been present at the meeting at which such action was taken, addressed to him or her at his or her residence or usual place of business. Notice of any meeting is waived by attendance without dissent.

     Special meetings of the Board of Directors may be called by the President or any Director. Except as otherwise required by statute, notice of each special meeting shall be mailed to each Director, addressed to him or her at his or her residence or usual place of business at least three (3) days before the date on which the meeting is to be held, or shall be sent to such place by telegram, radio, cable, or telephone, or delivered personally, not later than one (1) day before the day on which the meeting is to be held. Such notice shall state the time, place (which may be within or outside the State of Indiana) and purposes of such meeting.

     Any Director may waive notice of any meeting before or after such meeting in writing or by telegram, radio, cable, or FAX.

     Section 6. Meetings by Simultaneous Communication. Any or all of the directors may participate in any annual, regular, or special directors' meeting by, or through the use of, any means of communication by which all directors participating simultaneously may hear each other during the meeting. A director participating in a meeting by this means is deemed to be present at the meeting.

     Section 7. Quorum and Manner of Action. A majority of the actual number of Directors elected and qualified from time to time shall be necessary to constitute a quorum for the transaction of any business. The act of a majority of the Directors present at a meeting at which a quorum is present shall be the act of the Board of Directors, unless the act of a greater number is required by statute, by the Articles of Incorporation, or by these Bylaws. In the absence of a quorum, a majority of the Directors present may adjourn the meeting from time to time until a quorum shall be present. No notice of any adjourned meeting need be given unless otherwise required by law.

     Section 8. Resignation. Any Director may resign at any time by giving written notice of such resignation to the Board of Directors, the President, or the Secretary of the Corporation. Unless otherwise specified in such written notice, such resignation shall take effect upon receipt thereof by the Board of Directors or any such officer.

     Section 9. Vacancy Caused by Resignation. Death. or Incapcity. Increase in the Number

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of Directors. Except as otherwise provided in the Articles of Incorporation, any vacancy occurring in the Board of Directors caused by resignation, death or other incapacity, or increase in the number of Directors may be filled by a majority vote of the remaining members of the Board, until the next annual or special meeting of the shareholders or, at the discretion of the Board of Directors, such vacancy may be filled by a vote of the shareholders at a special meeting called for that purpose. Shareholders shall be notified of any increase in the number of Directors and the name, address, principal occupation, and other pertinent information about any Director elected by the Board of Directors to fill any vacancy. Such notice shall be given in the next mailing sent to shareholders following any such increase or election, or both, as the case may be.

     Section 10. Removal of Directors. Any Director may be removed at any time, either for or without cause, by the affirmative vote of the shareholders of record holding a majority of the outstanding shares of the Corporation entitled to vote, given at a special meeting of the shareholders called for the purpose. If the notice calling said meeting shall so provide, the vacancy caused by such removal may be filled at such meeting by vote of a majority of the shareholders present and entitled to vote for the election of Directors.

     Section 11. Action by Consent. Any action required or permitted to be taken at any meeting of the Board of pi rectors or of any committee thereof may be taken without a meeting if a prior written consent to such action is signed by all members of the Board or such committee, as the case may be, and such written consent is filed with the minutes of the proceedings of the Board or the committee.

                                   ARTICLE III

                                    Officers

     Section 1. Number and Titles. The officers of the Corporation shall be a President and, if elected, one or more Vice Presidents, a Secretary, a Treasurer, and such other officers as may be appointed in accordance with the provisions of Section 3 of this Article. One person may hold and perform more than one office.

     Section 2. Election, Term of Office and Qualifications. Each officer (except such officers as may be appointed in accordance with the provisions of Section 3 of this Article) shall be elected by the Board of Directors. Each such officer (whether chosen at an annual meeting of the Board of Directors or to fill a vacancy or otherwise) shall hold his or her office until his or her successor is elected and qualified, or until his or her death, or until he or she shall resign or be removed in the manner hereinafter provided. The President shall be and remain a Director of the Corporation during the term of such office. Any other officer may be, but need not be, a Director of the Corporation. Any two or more offices may be held by the same person.

     Section 3. Other Officers: Appointment. The Board of Directors from time to time may appoint such other officers or agents as it may deem necessary or advisable to hold office for such period, or to have such authority and perform such duties as are provided in these Bylaws or as the Board of Directors from time to time may determine. The Board of Directors may delegate to any officer or agent the power to appoint any such subordinate officers or agents and to prescribe their respective terms of office, authorities, and duties.

     Section 4. Resignations. Any officer may resign at any time by giving written notice of such resignation to the Board of Directors, the President, or the Secretary of the Corporation. Unless otherwise specified in such written notice, such resignation shall take effect upon receipt.

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     Section 5. Removal. The officers specifically designated in Section 1 of this Article III may be removed, either for or without cause, at any meeting of the Board of Directors called for that purpose, by the vote of a majority of the Board of Directors. The officers and agents appointed in accordance with the provisions of Section 3 of this Article III may be removed, either for or without cause, at any meeting of the Board of Directors, by the vote of a majority of the Directors present at such meeting, or by any superior officer or agent upon whom such power of removal shall have been conferred by the Board of Directors.

     Section 6. Vacancies. Vacancy in any office by reason of death, resignation, removal, disqualification, or any other cause shall be filled in the manner provided in this Article III for regular election or appointment to such office.

     Section 7. The President. Subject to the control and direction of the Board of Directors, the President shall have general and active management of the business of the Corporation. He or she shall preside at all meetings of the Board of Directors~ and he or she ( or, in his or her absence, a Vice President or any other officer designated for that purpose by the President) shall preside at all meetings of the shareholders. The President shall see that all orders and resolutions of the Board of Directors are carried into effect. The President may sign certificates representing shares of the Corporation, the issuance of which shall have been authorized by the Board of Directors. The President shall be vested with and shall perform the general supervisory powers and duties incident to such office which are not by these Bylaws specifically assigned to other officers of the Corporation, and he or she shall be vested with and shall perform such other powers and duties as may from time to time be assigned to him or her by the Board of Directors.

     Section 8. The Vice Presidents. The Vice President(s), when elected, shall, in the absence of the President, perform the duties and exercise the powers of the President, and shall perform such other duties as the Board of Directors shall prescribe.

     Section 9. The Secretary. The Secretary shall:

          (a) Record all proceedings of the meetings of the shareholders, Board of Directors and committees, if any, in books to be kept for such purpose;

          (b) Cause all notices to be duly given in accordance with the provisions of these Bylaws and as required by law;

          (c) Be custodian of the records and of the Seal, if one is adopted, of the Corporation and, if required by law, cause such Seal to be affixed to all certificates representing shares of the Corporation prior to the issuance thereof (subject, however, to the provisions of Section 1 of Article V hereof) and to all instruments, the execution of which on behalf of the Corporation under its Seal shall have been duly authorized in accordance with these Bylaws;

          (d) See that the lists, books, reports, statements, certificates and other documents and records required by law are properly prepared, kept and filed;

          (e) Have charge of the shares books and minute books of the Corporation;

          (f) Subject to the provisions of Section 1 of Article V hereof, sign certificates representing shares of the Corporation, the issuance of which shall have been authorized

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     by the Board of Directors; and

          (g) In general, perform all duties incident to the office of the Secretary and such other duties as are given to him or her by these Bylaws or as from time to time may be assigned to him or her by the Board of Directors and the President.

     Section 10. The Treasurer. The Treasurer shall :

          (a) Have charge of, supervision over, and be responsible for the funds, securities, receipts, and disbursements of the Corporation.

          (b) Cause the monies and other valuable effects of the Corporation to be deposited in the name and to the credit of the Corporation in such banks or trust companies or with such bankers or other depositories as shall be selected by the Board of Directors;

          (c) Subject to contrary resolution by the Board of Directors, cause the funds of the Corporation to be disbursed by checks or drafts upon the authorized depositories of the Corporation and cause to be taken and preserved proper vouchers for all money disbursed;

          (d) Render to the proper officers or the Board of Directors financial reports from time to time as requested and at the annual meeting of the shareholders if called upon to do so.

          (e) Cause to be kept at the principal business office of the Corporation correct books of account of all its business and transactions; and

          (f) In general, perform all duties incident to the office of Treasurer and such other duties as are given to him or her by these Bylaws or as from time to time may be assigned to him or her by the Board of Directors or the President.

     Section 11. Compensation. The compensation of the officers of the Corporation shall be fixed from time to time by the Board of Directors, except that the Board of Directors may delegate to any person the power to fix the salaries or other compensation of any officers or agents appointed in accordance with the provisions of Section 3 of this Article III. No officer shall be prevented from receiving such salary by reason of the fact that he or she is also a Director of the Corporation.

                                   ARTICLE IV

             Execution of Instruments and DeRosit of CorRorate Funds

     Section 1. Execution of Instruments. Generally. All contracts of, and other instruments requiring execution by, the Corporation shall be signed by the President or a Vice President of the Corporation; provided, however, that authority to sign any contracts of, or other instruments requiring execution by, the Corporation may be conferred by the Board of Directors upon any person or persons whether or not such person or persons be officers of the Corporation; and provided further that such person or persons may delegate, from time to time, by instrument in writing, all or any part of such authority to any other person or persons if authorized to do so by the Board of Directors.

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     Section 2. Notes. Checks. and Other Instruments. All notes, drafts, acceptances, checks, endorsements, and all evidences of indebtedness of the Corporation whatsoever shall be signed by such officer or officers or such agent or agents of the Corporation in such manner as the Board of Directors from time to time may determine. Endorsements for deposit to the credit of the Corporation in any of its duly authorized depositories shall be made in such manner as the Board of Directors from time to time may determine.

                                    ARTICLE V

                                 Shares of Stock

     Section 1. Certificates. Every holder of shares in the Corporation shall be entitled to have a certificate certifying the number of shares owned by him or her in the Corporation signed in the name of the Corporation by the President or a Vice President and the Secretary, and bearing the Seal of the Corporation, if one is adopted. If any officer or officers who shall have signed any such certificate shall cease to be such officer or officers of the Corporation before such certificate shall have been delivered by the Corporation, such certificate nevertheless may be adopted by the Corporation, and will be issued and delivered as though the person or persons who signed such certificate had not ceased to be an officer or officers of the Corporation; and the issuance and delivery by the Corporation of any such certificate shall constitute an adoption thereof. Certificates representing shares of the Corporation shall be in such form as required by law and the Articles of Incorporation of the Corporation and shall be approved by the Board of Directors. There shall be entered upon the share records of the Corporation at the time of issuance of each certificate, the number of the certificate issued, the name of the person owning the shares represented thereby, the number of such shares, and the date of issuance thereof.

     Section 2. Transfer of Shares. Transfers of shares of the Corporation shall be made on the books of the Corporation by the holder of record thereof, or by his or her attorney duly authorized by a power of attorney duly executed in writing and filed with the Secretary of the Corporation, and on surrender of the certificate or certificates representing such shares, properly endorsed. The Corporation shall be entitled to treat the holder of record of any share or shares as the absolute owner thereof for all purposes, and accordingly, shall not be bound to recognize any legal, equitable or other claim to or interest in such share or shares on the part of any other person whether or not it or they shall have express or other notice thereof except as otherwise expressly provided by law or by the Articles of Incorporation or these Bylaws.

     Section 3. Regulations. Subject to the provisions of this Article V, the Board of Directors may make such rules and regulations as it may deem expedient concerning the issuance, transfer, and registration of certificates for shares of the Corporation.

     Section 4. Lost or Destroyed Certificates. The holder of any shares of the corporation shall immediately notify the Corporation of any loss or destruction of the certificates representing the same. The Corporation may issue a new certificate in the place of any certificate theretofore issued by it and alleged to have been lost or destroyed, and the Board of Directors may require the owner of the lost or destroyed certificate or his or her legal representatives to give the Corporation a bond in such form and for such amount as the Board of Directors may direct, and with such surety or sureties as may be satisfactory to the Board of Directors, to indemnify the Corporation against any claim that may be made against it on account of the alleged loss or destruction of any such certificate or the issuance of such new certificate. A new certificate may

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be issued without requiring any bond when, in the judgment of the Board of
Directors, it is proper so to do.

                                   ARTICLE VI

                                 Corporate Seal

     If the Board of Directors so directs, the Seal of the Corporation shall consist of a circular disc across the center of which shall appear the word" SEAL." Absent the specific adoption of a resolution for a seal, the corporation shall have no seal.

                                   ARTICLE VII

                                   Fiscal Year

     The fiscal year of the Corporation shall begin on the 1st day of January in each year and shall end on the last day of December.

                                  ARTICLE VIII

                                   Amendments

     All Bylaws of the corporation now or hereafter adopted shall be subject to amendment, alteration, or repeal, and new Bylaws may be adopted by the affirmative vote of at least a majority of the whole Board of Directors given at any regular or special meeting; provided, however, that the notice or waiver of notice of such meeting shall have stated, in effect, that consideration is to be given at such meeting to the amendment, alteration or repeal of the Bylaws or the adoption of new Bylaws.

     The undersigned Secretary of the Corporation hereby certifies that the above and foregoing Bylaws of the Corporation were duly adopted by the express written consent of the Directors of the Corporation as of the date of incorporation as evidenced by the records of the corporation.

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                                                                    Exhibit B-35

                            UNANIMOUS WRITTEN CONSENT
                       IN LIEU OF A SPECIAL MEETING OF THE
                              BOARD OF DIRECTORS OF
                          IWC MORGAN WATER CORPORATION

     The undersigned, being all of the directors of IWC Morgan Water Corporation, an Indiana corporation (the "Corporation"), do hereby consent and agree to the adoption of the following resolutions pursuant to the authority of
Section 23-1-34-2 of the Indiana Business Corporation Law, in lieu of holding a special meeting of the directors of the Corporation:

                           RESOLUTION AMENDING BY-LAWS

     WHEREAS, The director of the Corporation believes it to be in the best interests of the Corporation to amend the By-Laws to change the date of the annual meeting of the stockholders.

     WHEREAS, The director of the Corporation believes it to be in the best interests of the Corporation to amend the By-Laws to provide for a range in the number of directors to be not less than one and not more than five.

     NOW, THEREFORE, BE IT RESOLVED, that Article I, Section 1, of the By-Laws of the Corporation shall be deleted in its entirety and is hereby amended to read as follows

          "Section 1. Annual Meetings. The annual meeting of the stockholders for the election of directors and for the transaction of such other business as may properly come before the meeting, shall be held on the third Tuesday in the month of May of each year, if such day is not a legal holiday, and if a holiday, then on the next business day which is not a legal holiday. If for any reason the annual meeting of the stockholders shall not be held at the time and place herein provided, the same may be held at any time thereafter, but not later than the date which is five months after the close of the Corporation's fiscal year, or the date which is fifteen months after the last annual meeting, whichever is earlier. Such date and time of meeting may be changed by action of the Board of Directors."

     BE IT FURTHER RESOLVED, That Article II, Section 2, of the By-Laws of the Corporation shall be deleted in its entirety and is hereby amended and restated to read as follows:

          "Section 2. Number, Term of Office, and Qualifications. The number of directors which shall constitute the whole Board shall be not less than one
     (1) nor more than five (5) as determined from time to time

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     by resolution of the Board of Directors or by the stockholders. The directors shall be elected at the annual meeting of the stockholders, except as may be provided elsewhere in the By-Laws, and each director elected shall hold office until his or her successor is elected and qualified or until his or her earlier death, resignation or removal in a manner permitted by statute or these By-Laws. Directors need not be stockholders"

Dated and effective as Tuesday, June 1st, 2004.

                                        /s/ Samuel W. Miller, Jr.
                                        ----------------------------------------
                                        Samuel W. Miller, Jr.
                                        Director

                                        Being the sole director of the
                                        Corporation